UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 11, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)
(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information required by this item is included in Item 2.03 below and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On April 11, 2018, Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc. (together, the “Borrowers”), wholly owned subsidiaries of Axalta Coating Systems Ltd., entered into Amendment No. 6 (“Amendment No. 6”) to the Credit Agreement, dated as of February 1, 2013, among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as amended (the “Credit Agreement”). Pursuant to Amendment No. 6, the Borrowers incurred term loans in an amount equal to $2,430 million in order to refinance the Borrowers’ $1,955 million term loan due June 2024 and €395 million term loan due February 2023. The interest rate applicable to the new term loans is, at the Borrowers’ option, the Adjusted Eurocurrency Rate (as such term is defined in the Credit Agreement) plus 1.75% or the Base Rate (as such term is defined in the Credit Agreement) plus 0.75%. The new term loans mature in June 2024. Amendment No. 6 provides for a reset of the prepayment premium of 101% on certain prepayments and amendments of borrowings under the Credit Agreement in connection with a re-pricing event within six months of entrance into Amendment No. 6.
Concurrent with entering into Amendment No. 6, Axalta Coating Systems Dutch Holding B B.V. entered into cross currency swaps which swapped $475 million of the new term loans, which have variable interest rates, into Euro fixed rate indebtedness totaling €387.2 million at an interest rate of approximately 1.95%. The swaps mature on March 31, 2023.
This summary of Amendment No. 6 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 6 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 6 to the Credit Agreement, dated as of April 11, 2018 among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Dutch Holding A B.V., the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	April 11, 2018	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer